Exhibit 10.95

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN OR ELECTRONIC REQUEST FOR SUCH INFORMATION.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER), IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Issue Date: December 2, 2022	Purchase Price:	$449,500.00
Maturity Date: As set forth below.	Original Issue Discount:	$42,030.00
Original Interest Discount Per Annum: _____107.78%	Original Principal Amount:	$491,530.00

CONVERTIBLE ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

For value received, La Rosa Holdings Corp., a corporation organized under the laws of the State of Nevada (“La Rosa” or the “Borrower”), hereby promises to pay to the order of Joseph La Rosa or his assigns (the “Holder”) the principal sum of Four Hundred Ninety One Thousand Five Hundred and Thirty Dollars and No Cents ($491,530.00) (the “Original Principal Amount”) on the Maturity Date set forth below or upon acceleration or otherwise, as set forth herein in this Convertible Original Issue Discount Promissory Note or as it may be amended, extended, renewed and refinanced (this “Note”). The “Original Interest Discount” shall be one hundred and seven and eight hundred seventy eight one hundredths percent (107.78%) per annum (“Original Interest Discount Rate”) if calculated for a one year term. Each of Borrower and Holder are a “party” to this Note and together, they are the “parties” hereto.

The Holder paid to the Borrower the purchase price of Four Hundred Forty NineThousand Five Hundred Dollars and No Cents ($449,500.00) (“Purchase Price”) on the Issue Date of this Note.

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The maturity date of this Note (“Maturity Date”) shall be the earlier of: (i) six (6) months from the Issue Date, or (ii) on the date of the consummation of the Borrower’s initial public offering of Units (“IPO”), with each Unit consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock, pursuant to its registration statement, as amended (File No. 333-264372), as filed with the Securities and Exchange Commission (“SEC”). The principal sum, as well as interest and other fees shall be due and payable in accordance with the payment terms set forth herein.

Subject to Section 5.9 below, this Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

Any amount of principal, interest, other amounts due hereunder which is not paid by the due date as specified herein, shall bear interest at the lesser of: (i) the rate of twenty four percent (24%) per annum, or (ii) the maximum legal amount permitted by the laws of the State of Nevada (“Default Interest Rate”), from the due date thereof until the same is paid in full, or on the date that the parties have reinstated the Note under its original or other terms, including following the entry of a judgment in favor of Holder (“Default Interest”).

If any payment (other than a payment due at maturity or upon default) is not made on or before its due date, Holder may at its discretion charge and Borrower shall pay to Holder a delinquency penalty equal to Five Thousand Dollars and No Cents ($5,000.00) per month. The unpaid balances on all obligations payable by Borrower and due to Holder pursuant to the terms of this Note, shall in addition to other remedies contained herein, bear interest after default or maturity at an annual rate equal to the Default Interest Rate.

Except as provided for in Section 1.2 below, all payments of principal and interest due hereunder (to the extent not converted into Borrower’s Common Stock) shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Holder may from time to time appoint in a payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Holder at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to any late charges, and then to principal. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, interest shall continue to accrue during such extension. As used in this Note, the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the collection of amounts due, or enforcement of any terms pursuant to, this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid or incurred by the Holder and shall earn interest at the Original Interest Discount Rate set forth above.

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This Note shall be an unsecured obligation of the Borrower, junior in priority to any senior debt and pari passu with all current and future Indebtedness except for any bank loans of the Borrower and any subsidiaries, whether such subsidiaries exist on the Issue Date or are created or acquired thereafter (each a “Subsidiary” and collectively, the “Subsidiaries”). As used herein, the term “Indebtedness” means (a) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the common course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower.

In addition to the terms above, the following terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1       Principal Payments. The Original Principal Amount shall be due and payable on the Maturity Date.

1.2       Interest Payments. Interest on this Note (i) is payable at maturity; and (ii) is guaranteed to the Holder for the entire term of the Note, without regard to an acceleration of the Maturity Date, based on the total Original Principal Amount, without regard to a reduction of the Original Principal Amount resulting from, without limitation, principal payments, Conversion (as defined below), or prepayment by Borrower.

1.3       Other Payment Obligations. All payments, fees, penalties, and other charges, if any, due under this Note shall be payable pursuant to the terms contained herein, but in any case, shall be payable no later than the Maturity Date.

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ARTICLE II. CONVERSION RIGHTS

2.1       Conversion Right. The Holder shall have the right at any time, at the Holder’s option to convert all or any part of the outstanding and unpaid Original Principal Amount into fully paid and non-assessable shares of Common Stock of Borrower or other securities into which such Common Stock shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Borrower by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of: (1) the portion or all of the Original Principal Amount of this Note to be converted in such conversion; plus (2) at the Holder’s option, accrued and unpaid Default Interest, if any; plus (3) the Holder’s expenses relating to a Conversion, including but not limited to amounts paid by Holder on the Borrower’s transfer agent account; plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Section 2.4(g) hereof.

2.2       Conversion Price.

(a)       Calculation of Conversion Price. The Conversion Price shall be a discount of twenty-five percent (25%) to the price per Unit in the Borrower’s IPO (“Fixed Conversion Price”).

(b)        Fixed Conversion Price Adjustments.

(1)       Common Stock Distributions and Splits. If Borrower, at any time while this Note is outstanding: (i) pays a distribution on its Common Stock or otherwise makes a distribution or distributions payable in Common Stock on its Common Stock; (ii) subdivides outstanding shares of its Common Stock into a larger (or smaller) number of shares; or (iii) issues, in the event of a reclassification of shares of Common Stock, any Common Stock of Borrower, then the Fixed Conversion Price shall be revised to be the product of: (x) the Fixed Conversion Price multiplied by (y) a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock to be outstanding immediately after such event.

(2)       Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower effects any merger or consolidation of Borrower with or into another person or entity (“Person”), (ii) Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of the Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

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(3)       Anti-dilution Adjustment. If at any time while this Note is outstanding, Borrower sells, grants, or otherwise makes a disposition of Common Stock, or sells, grants, or otherwise makes a disposition of other securities (or in the case of securities existing on the Issue Date, amends such securities) convertible into, exercisable for, or that would otherwise entitle any Person the right to acquire Common Stock, or announces its intention, or files any document with the SEC or other regulatory body that reflects its intention to do of any of the foregoing, at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price as it may be adjusted as provided for above. Such adjustment shall be made whenever such Common Stock or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(3) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(3) an “Exempt Issuance” means an issuance of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock (i) upon the exercise or exchange of any securities issued hereunder or under the Warrants (as defined in Section 3.1), (ii) to employees, directors of Borrower pursuant to any stock or option or similar equity incentive plan duly adopted for such purpose by the Board of Directors of Borrower, (iii) to banks, equipment lessors or other financial institutions, or to real property lessors, at market value as of the date of issuance, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board of Directors of Borrower, (iv) to suppliers, consultants, or third party service providers in connection with the provision of goods or services, at market value as of the date of issuance, pursuant to a stock option plan, agreement, or arrangement of the Borrower, duly adopted for such purpose by the Board of Directors of Borrower, (v) pursuant to the acquisition of another corporation or other entity by Borrower by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors of Borrower, (vi) to third parties in connection with collaboration, technology license, development, marketing or other similar agreements or strategic partnerships, in each case only in connection with the operating business of the Borrower and approved by the Board of Directors of Borrower, or (vii) shares with respect to which Holder waives its anti-dilution rights granted hereby; provided, however, that any such issuance described in (v) and (vi) shall only be to a Person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset (or an employee, director, consultant, or advisor thereof), in a business synergistic with the business of Borrower and shall provide to Borrower additional benefits in addition to the investment of funds, but in none of (ii) through (vi) above shall include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to a recipient whose primary business is investing in securities or to a recipient whose primary business is investor relations or public relations. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(3) shall be calculated as if all such securities were issued upon distribution of the initial tranche.

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(4)       Notice to the Holder. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), Borrower shall, within two (2) Business Days, deliver to Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that Borrower’s failure to timely provide the notice shall not affect the automatic adjustments contemplated hereby.

2.3       Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and exercise of the Warrants. Borrower is required at all times to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion of this Note (based on the Fixed Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by Borrower) it being acknowledged and agreed by the parties that for the initial issuance of the Note, 100,000 shares of Common Stock is sufficient and will be reserved (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with Borrower’s obligations hereunder. Borrower represents that upon issuance, such shares will be duly authorized and validly issued, fully paid and non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note, including but not limited to authorizing additional shares or effectuating a reverse split. Borrower (i) acknowledges that to will irrevocably instruct its transfer agent by letter to issue certificates for the Common Stock issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing Common Stockcertificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section

4.1.2 of the Note.

2.4       Method of Conversion.

(a)       Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time from the date hereof, by (A) submitting to Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the prior to 6:00 p.m., New York, New York time on the Conversion Date, and if after 6:00 p.m., the Conversion Date shall be the next Business Day) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of Borrower.

(b)       Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid Original Principal Amount of this Note is so converted. Holder and Borrower shall maintain records showing the Original Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Original Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

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(c)       Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d)       Delivery of Common Stock Upon Conversion. Upon receipt by Borrower from Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, Borrower shall issue and deliver to or cause to be issued and delivered to or upon the order of Holder certificates for the shares of Common Stock issuable upon such conversion by the end of the next Business Day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Original Principal Amount hereof, surrender of this Note) in accordance with the terms hereof.

(e)       Obligation of Borrower to Deliver Common Stock. Upon receipt by Borrower of a Notice of Conversion, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, the outstanding Original Principal Amount and the amount of the Original Principal Amount of this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If Holder shall have given a Notice of Conversion as provided herein, Borrower’s obligation to issue and deliver the certificates for the Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by Borrower before 6:00 p.m., New York, New York time, on such date, and if received after 6:00 p.m., the Conversion Date shall be the next Business Day.

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(f)       Delivery of Common Stock by Electronic Transfer. If the shares of the Borrower are publicly traded, in lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. If the Borrower is not registered with DTC as of the Issue Date, the Borrower shall be required to register with DTC prior to the consummation of the IPO, and the provisions of this paragraph shall apply after such registration. Failure to become DTC registered or maintain DTC eligibility as provided herein shall be an Event of Default under Section 4.1.22 of this Note.

(g)       Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if Borrower causes the Common Stock issuable upon conversion of this Note to not be delivered by the second (2nd) Trading Day following the Deadline (such non- delivery referred to herein as a “Conversion Default”), Borrower shall pay to the Holder One Thousand Dollars and No Cents ($1,000.00) per day in cash, for each day beyond the Deadline that Borrower fails to deliver such shares of Common Stock (“Conversion Default Payment”). For purposes of this Note, the term “Trading Day” means any day that the Borrower’s Common Stock is listed for trading or quotation on the Nasdaq Capital Market, the Over-The-Counter market, or any other exchanges or electronic quotation systems on which the Common Stock is then traded.

(h)       Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to Borrower by the first day of the month following the month in which it has accrued), shall be added to the Original Principal Amount of this Note, in which event interest shall accrue at the Original Interest Discount Rate thereon in accordance with the terms of this Note and such additional Original Principal Amount shall be convertible into share of Common Stock in accordance with the terms of this Note. Borrower agrees that the right to convert is a valuable right to Holder, and as such, Borrower will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

2.5       Concerning the Common Stock. The Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (“Securities Act”) or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (iii) such shares may be sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”), or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and Borrower shall issue to Holder a new certificate therefore free of any transfer legend if: (i) Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by Borrower (which acceptance shall be subject to and conditioned on any requirements, if any, of its transfer agent, the exchange on which Borrower’s Common Stock is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected, or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that Borrower does not accept the opinion of counsel provided by Holder with respect to the transfer of the Common Stock pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.1.2 of the Note.

2.6       Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into Common Stock, and (ii) Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless Holder otherwise elects to retain its status as a holder of the shares of the Common Stock by so notifying Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.4 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Fixed Conversion Price with respect to subsequent conversions adjusted upon an Event of Default, if applicable) for Borrower’s failure to convert this Note.

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ARTICLE III.

RANKING, CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1       Warrants. Upon the payment of the Purchase Price by Holder to the Borrower, Borrower shall issue to Holder a warrant exercisable for 25,000 shares of the Borrower’s Common Stock (the “Warrants”). The Warrants shall have the following terms: (1) a term of 60 Months; (2) full-ratchet anti-dilution protection provisions; and (3) an exercise price equal to the lower of: (i) Ten Dollars and No Cents ($10.00) per share, or (ii) the price per share of any subsequent offering undertaken by the Borrower. The Common Stock issuable upon the exercise of the Warrants are the “Warrant Shares” herein.

3.2       Equity Interest. Upon repayment of the loan, the, Borrower shall issue to Holder a number of shares of Common Stock equal to $300,000 (“Equity Interest”) valued on the price per share of any public (including the IPO) or private offering undertaken by the Borrower. If no subsequent offering undertaken by the Borrower at the time of repayment then the Borrower shall issue the Holder 60,000 shares. The Common Stock issuable pursunat to this Section 3.3, the Warrant Shares and any shares of Common Stock converted pursuant to this Note are referred to herein as the “Note Shares.”

3.3       Distributions on Common Stock. [RESERVED.]

3.4       Restrictions on Variable Rate Transactions. [RESERVED.]

3.5       Restrictions on Other Certain Transactions. [RESERVED.]

3.6       Payments from Future Funding Sources. Subject to the priority on payment of any senior debt, the Borrower shall pay to Holder on an accelerated basis, any outstanding Original Principal Amount of the Note, along with all unpaid interest, and fees and penalties, if any, from the sources of capital below, at the Holder’s discretion, it being acknowledged and agreed by Holder that Borrower shall have the right to make bona fide payments to vendors with Common Stock:

3.6.1       Future Financing Proceeds – one hundred percent (100%) of the net proceeds of any future financings by Borrower or any Subsidiary, whether debt or equity (except from the IPO), or any other financing proceeds such as cash advances, royalties or earn-out payments provided, however, that this provision is not applicable if the transaction generating the future financing proceeds has a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business in an arm’s length transaction and the proceeds are used accordingly.

3.6.2       Other Future Receipts – one hundred percent (100%) of the net proceeds to the Borrower or Subsidiary resulting from the sale of any assets of Borrower or any of its Subsidiaries including but not limited to, the sale of any Subsidiary, the receipt in cash by Borrower or any of its Subsidiaries of any tax refunds, the sale of any tax credits, collections by Borrower or any of its Subsidiaries pursuant to any settlement or judgement, but not including sales of inventory of the Borrower or its Subsidiaries in the common course of business.

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3.7       Use of Proceeds. Borrower agrees to use the proceeds of this Note solely for the following purposes: (i) to pursue the IPO of the Units, (ii) to pursue acquisitions, and (iii) for general working capital.

3.8       Ranking and Security.. The obligations of the Borrower under this Note are unsecured by any assets of Borrower. This Note is junior to any senior obligation of Borrower and pari passu with all general creditors of Borrower.

3.9       Right of Participation. [RESERVED.]

3.10     Registration Rights. [RESERVED.]

3.11     Rollover Rights. So long as the Note is outstanding, if Borrower completes any single public offering or private placement of its equity, equity-linked or debt securities (each, a “Future Transaction”), Holder may, in its sole discretion, elect to apply as purchase consideration for such Future Transaction: (i) all, or any portion, of the then outstanding Original Principal Amount of the Note, including any amounts that would be added to the principal outstanding in the event that any redemption right or prepayment right is exercised by either the Holder or the Borrower, and (ii) any securities of the Borrower then held by the Holder, at their fair value (the “Rollover Rights”). Borrower shall give written notice to Holder as soon as practicable, but in no event less than fifteen (15) days before the anticipated closing date of such Future Transaction. Holder may exercise its Rollover Rights by providing the Borrower written notice of such exercise within five (5) Business Days before the closing of the Future Transaction. In the event Holder exercises its Rollover Rights, then such elected portion of the outstanding Original Principal Amount of this Note shall automatically convert into the corresponding securities issued in such Future Transaction under the terms of such Future Transaction, such that the Holder will receive all securities (including, without limitation, any warrants) issuable under the Future Transaction.

3.12     Exchange Act Reporting. Upon the Borrower becoming an SEC reporting company subject to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), then thereafter, Borrower shall remain a fully reporting company under the SEC reporting requirements and remain subject to and fully compliant with, the annual and periodic reporting requirements of the Exchange Act (including but not limited to becoming current in its filings). Failure to remain a fully reporting company and subject to and compliant with the Exchange Act as described herein, (including but not limited to becoming delinquent in its filings), shall be an Event of Default (as defined below) under Section 4.1.9.

ARTICLE IV. EVENTS OF DEFAULT

4.1       It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur:

4.1.1       Failure to Pay Principal or Interest. Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. A three (3) day cure period shall apply for failure to make a payment when due except where payments are noted herein as being due immediately or for payments due on the Maturity Date which in each case shall have no cure period.

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4.1.2       Failure to Reserve Shares. Borrower fails to reserve a sufficient amount of shares of Common Stock as required under the terms of this Note (including the requirements of Section 2.3 of this Note), fails to issue Common Stock to Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), or fails to supply an opinion letter specific to the fact that Common Stock issued pursuant to conversion of the Note, as well as the Equity Interest and the shares issued pursuant to the Warrant are exempt from registration requirements pursuant to Rule 144, and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) Business Days after the Holder shall have delivered a Notice of Conversion. It is an obligation of Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by Borrower to its transfer agent. If at the option of the Holder, Holder advances any funds to Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by Borrower to the Holder within five (5) Business Days of a demand from Holder, either in cash or as an addition to the outstanding Principal Amount of the Note, and such choice of payment method is at the discretion of Borrower.

4.1.3       Breach of Covenants. Borrower, or the relevant related party, as the case may be, breaches any material covenant, post-closing obligation or other material term or condition contained in this Note, or in the related Warrant, or any other ancillary documents executed in connection therewith (together, the “Transaction Documents”) and breach continues for a period of ten (10) days.

4.1.4       Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) an effect on the rights of Holder with respect to this Note and the other Transaction Documents.

4.1.5       Receiver or Trustee. Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

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4.1.6       Judgments or Settlements. (i) Any money judgment, writ or similar process shall be entered or filed against Borrower or any Subsidiary of Borrower or any of its property or other assets for more than Twenty Five Thousand Dollars and No Cents ($25,000.00), and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder; or (ii) the settlement of any claim or litigation, creating an obligation on the Borrower in amount over Twenty Five Thousand Dollars and No Cents ($25,000.00).

4.1.7       Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any Subsidiary of Borrower. With respect to any such proceedings that are involuntary, Borrower shall have a forty five (45) day cure period in which to have such involuntary proceedings dismissed.

4.1.8       Delisting of Common Stock. If at any time on or after the date in which Borrower’s Common Stock are listed or quoted on the OTC Pink or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT (a “Listing Event”), Borrower shall fail to maintain the listing or quotation of the Common Stock, or if its shares have been suspended from trading on the OTC Pink or a U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.1.9       Failure to Comply with the Exchange Act. If at any time after Borrower becomes an SEC reporting company, Borrower shall fail to be fully compliant with, or ceases to be subject to, the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings).

4.1.10       Change of Control or Liquidation. Any Change of Control of the Borrower, or the dissolution, liquidation, or winding up of Borrower or any substantial portion of its business. As used herein, a “Change of Control” shall be deemed to occur upon the consummation of any of the following events: (a) any Person or Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange (other than Borrower or any Subsidiary of Borrower) shall beneficially own (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, at least fifty percent (50%) of the total voting power of all classes of capital stock of Borrower entitled to vote generally in the election of the Board; (b) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for this purpose, a “Current Director” shall mean any member of the Board as of the date hereof and any successor of a Current Director whose election, or nomination for election by the Borrower's shareholders, was approved by at least a majority of the Current Directors then on the Board); (c) (i) the complete liquidation of the Borrower, or (ii) the merger or consolidation of the Borrower, other than a merger or consolidation in which (x) the holders of the Common Stock of Borrower immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the continuing or surviving corporation immediately after such consolidation or merger, or (y) the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation, which liquidation, merger or consolidation has been approved by the shareholders of the Borrower; (d) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower pursuant to an agreement (or agreements) which has (have) been approved by the shareholders of Borrower; or (e) the appointment of a new chief executive officer.

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4.1.11       Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.1.12       Maintenance of Assets. The failure by Borrower to maintain any intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), to the extent that such failure would result in a material adverse condition or material adverse change in or affecting the business operations, properties or financial condition of Borrower or any of its Subsidiaries (a “Material Adverse Effect”).

4.1.13       Financial Statement Restatement. At any time after a Listing Event, Borrower restates any financial statements for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of Holder with respect to this Note.

4.1.14       Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Original Principal Amount of the Note.

4.1.15       Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by Holder, exclusive of the execution of the Transaction Documents or the transactions and acts contemplated herein.

4.1.16       Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instruments, including but not limited to all promissory notes, currently issued, or hereafter issued, by Borrower, to Holder or any other third party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Effect shall, at the option of Holder, be considered a default under this Note, in which event Holder shall be entitled to apply all rights and remedies of Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.1.17       Variable Rate Transactions. The Borrower (i) enters into a Variable Rate Transaction (as defined herein), (ii) issues Common Stock(or convertible securities or purchase rights) pursuant to an equity line of credit of the Borrower or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future), or (iii) adjusts downward the “floor price” at which Common Stock (or convertible securities or purchase rights) may be issued under an equity line of credit or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future).

4.1.18       Certain Transactions. Borrower enters into certain transactions prohibited by Section 3.3 of this Agreement.

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4.1.19       Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to Holder.

4.1.20       Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

4.1.21       DTC “Chill”. At any time on or after a Listing Event, the DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower’s securities.

4.1.22       DWAC Eligibility. At any time on or after a Listing Event, in addition to the Event of Default in Section 4.1.21, the Common Stock is otherwise not eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, or if the Borrower is not registered with DTC on the Issue Date, Borrower fails to become DTC registered within thirty (30) days of such listing or quotation.

4.1.23       Bid Price. At any time on or after a Listing Event, Borrower shall lose the “bid” price for its Common Stock ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2) and/or a market (including the OTC Pink, OTCQB or an equivalent replacement marketplace or exchange).

4.1.24       Inside Information. [RESERVED.]

4.1.25       Intentionally Omitted.

4.1.26       Intentionally Omitted.

4.2       Remedies Upon Default.

(a)       Upon the occurrence of any Event of Default specified in this Article IV, in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue on all amounts due under this Note at the Default Interest rate until payment in full of such amounts, including following the entry of a judgment in favor of Holder; (ii) this Note shall become immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived by the Borrower, and Borrower shall pay to the Holder, an amount (the “Default Amount”) equal to the Original Principal Amount then outstanding (including Monitoring Fees defined below) plus accrued and unpaid interest through the date of the Event of Default, unaccrued interest through the Maturity Date that is guaranteed pursuant to Section 1.2 above, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Default Interest through the date of full repayment. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in the Related Documents.

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(b)       Upon the occurrence and during the continuation of an Event of Default, Borrower shall incur a monthly monitoring fee (“Monitoring Fee”) in the amount of Ten Thousand Dollars and No Cents ($10,000.00) per month commencing in the month in which the Event of Default occurs and continuing until the Event of Default is cured in order to cover the Holder’s costs of monitoring and legal expenses and other expenses incurred by Holder.

ARTICLE V. MISCELLANEOUS

5.1       Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Floor Celebration, FL 34747

kent@larosarealty.com

If to the Holder, to

Joseph La Rosa

1420 Celebration Blvd., 2nd Floor Celebration, FL 34747

joe@larosarealty.com

5.3      Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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5.4       Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act).

5.5       Withholding Tax: In the event that there is any withholding tax due on any obligation of Holder, the obligation to pay such withholding tax shall be divided equally by Borrower and Holder, and Borrower may deduct half of any such withholding tax from amounts due to Holder upon providing Holder a confirmation of such withholding tax payment.

5.6       Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay Holder hereof costs of collection, including attorneys’ fees. Such amounts spent by Holder shall be added to the Original Principal Amount of the Note at the time of such expenditure.

5.7       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law..

5.8      Certain Amounts. Whenever pursuant to this Note Borrower is required to pay an amount in excess of the outstanding Original Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, Borrower and Holder agree that the actual damages to Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by Borrower represents stipulated damages and not a penalty.

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5.9      Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.10    Prepayment. Unless an Event of Default shall occur, Borrower shall have the right at any time prior to the Maturity Date, upon thirty (30) days’ notice to the Holder (the “Prepayment Notice”), to prepay the Note by making a payment to Holder equal to one hundred and ten percent (110%) multiplied by the sum of (i) the outstanding Original Principal Amount, and (ii) any other amounts due under the Note (the “Prepayment Amount”). The Prepayment Notice must be received by Holder no later than thirty (30) days prior to the date that Borrower proposes to remit the Prepayment Amount (the “Prepayment Date”). Holder may convert any or all of this Note into shares of Common Stock prior to the Prepayment Date. If Borrower does not remit the Prepayment Amount within two (2) days after the Prepayment Date, then (i) the Prepayment Notice and the Prepayment right granted hereunder shall be canceled, (ii) Borrower shall thereafter not be permitted to prepay the Note, and (iii) Holder’s right to convert any or all of this Note into shares of Common Stock shall be reinstated.

5.11    Usury. To the extent it may lawfully do so, Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of Borrower under this Note for payments which under Nevada law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Nevada law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Nevada law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at Holder’s election.

5.12    Section 3(a)(10) Transactions. At any time after a Listing Event, and so long as this Note is outstanding, if Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of twenty five percent (25%) of the outstanding Original Principal Amount of this Note at that time, will be assessed and will become immediately due and payable to Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

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5.13    No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Borrower under this Note or the other Transaction Documents is outstanding, the Borrower shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Exchange Act.

5.14    Opportunity to Consult with Counsel. Holder represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its personal counsel before signing it and that it is freely and voluntarily signing the Note and the other Transaction Documents in exchange for the benefits provided herein. Holder represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Note and the other Transaction Documents. In light of this, Holder will not contest the validity of the Note and the otherTransaction Documents and the transactions contemplated therein, and Holder represents and acknowledges that all parties hereto have participated in the preparation of this Note and the other Transaction Documents. In any construction of the terms of the Note or the other Transaction Documents, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

5.15     INTENTIONALLY OMITTED.

5.16    Integration. This Note, along with the other Transaction Documents, constitute the entire agreement between the parties and supersedes all prior negotiations, discussions, representations, or proposals, whether oral or written, unless expressly incorporated herein, related to the subject matter of the Note. Unless expressly provided otherwise herein, this Note may not be modified unless in writing signed by the duly authorized representatives of the Borrower and by Holder. If any provision or part thereof is found to be invalid, the remaining provisions will remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this December 2, 2022.

La Rosa Holdings Corp.

By:	/s/ Kent Metzroth
Name:	Kent Metzroth
Title:	Executive Vice President and Chief Financial Officer Holder:

By:	/s/ Joseph La Rosa
Name:	Joseph La Rosa

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EXHIBIT A

FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

The undersigned hereby irrevocably elects to convert $ _________________ of the Original Principal Amount (and accrued interest) of the above Note into shares of Common Stock of LA ROSA HOLDINGS CORP. at the Fixed Conversion Price (as it may be adjusted) according to the terms and conditions of said Note.

Dated: _________________, 202_

By:
Name:	Joseph La Rosa
Address:	1420 Celebration Blvd., 2nd Floor Celebration, FL 34747